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                                                               Exhibit 10 (f)(1)
AMENDMENT NO. 02
TO MASTER EQUIPMENT LEASE AGREEMENT

THIS AMENDMENT dated as of March 26, 2001 amends that certain Master Equipment Lease Agreement dated as of December 2, 1997 between KEYCORP LEASING, A DIVISION OF KEY CORPORATE CAPITAL INC., as Lessor, and CORE MATERIALS CORPORATION, as Lessee (the "Master Lease"). Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Master Lease.

         This Amendment No. 02 supercedes Amendment No. 01 dated as of December 2, 1997.

         Lessor and Lessee hereby agree that the Master Lease will be amended, with respect to each Equipment Schedule executed in connection therewith, to add the following section:

LESSEE'S FINANCIAL COVENANTS. Lessee hereby covenants with Lessor as follows:

1. MINIMUM FIXED CHARGE COVERAGE RATIO. Lessee shall maintain a Minimum Fixed Charge Coverage Ratio of not less than 0.75 to 1.00 on March 31, 2001; 0.75 to
1.00 on June 30, 2001; 0.75 to 1.00 on September 30, 2001, 1.00 to 1.00 on
December 31, 2001; and 1.15 to 1.00 on March 31, 2002 and thereafter, tested at the end of each fiscal quarter for the preceding 12-month period. "Minimum Fixed Charge Coverage Ratio" means EBITDAL divided by the sum of interest expense (excluding any accrued but not paid Subordinated Debt interest), PPLTD, rent/lease expenses, and Maintenance Capital Expenditures. "EBITDAL" means the sum of net income, interest expense, tax charges, depreciation, amortization, and extraordinary losses, minus extraordinary gains, minus interest income, plus rent/lease expenses. "PPLTD" means actual principal payments on Subordinated Debt and Long-Term Debt and any other permitted debt, excluding the Loan measured on a rolling 4 quarters basis. "Subordinated Debt" means indebtedness and liabilities of Lessee which have been subordinated by written agreement to indebtedness owed by Lessee to Lessor in form and substance acceptable to Lessor. "Long-Term Debt" means any debt of Borrower for borrowed money, including without limitation the loan, bonds, capital leases, notes payable and drafts accepted representing the extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid, having a scheduled maturity date beyond the expiration of Lessee's then current fiscal year, excluding subordinated debt. "Maintenance Capital Expenditures" means amounts expended by Lessee for the maintenance, repair, or replacement of equipment, machinery, fixed assets, real property or improvements, which shall be defined as $1,000,000.

2. MINIMUM DEBT SERVICE COVERAGE RATIO. Lessee shall maintain a Minimum Debt Service Coverage Ratio of not less than 0.85 to 1.00 on March 31, 2001; 0.85 to
1.00 on June 30, 2001; 0.85 to 1.00 on September 30, 2001; 1.15 to 1.00 on
December 31, 2001; and 1.25 to 1.00 on March 31, 2002 and thereafter, tested at the end of each fiscal quarter for the preceding 12-month period. "Minimum Debt Service Coverage Ratio" means EBITDAL divided by the sum of interest expense (excluding any accrued but not paid Subordinated Debt interest), PPLTD, and rent/lease expenses. "EBITDAL" means the sum of net income, interest expense, tax charges, depreciation, amortization, and extraordinary losses, minus extraordinary gains, minus interest income, plus rent/lease expenses. "PPLTD" means actual principal payments on Subordinated Debt and Long-Term Debt and any other permitted debt, excluding the Loan measured on a rolling 4 quarters basis. "Subordinated Debt" means indebtedness and liabilities of Lessee which have been subordinated by written agreement to indebtedness owed by Lessee to Lessor in form and substance acceptable to Lessor. "Long-Term Debt" means any debt of Borrower for borrowed money, including without limitation the loan, bonds, capital leases, notes payable and drafts accepted representing the extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid, having a scheduled maturity date beyond the expiration of Lessee's then current fiscal year, excluding subordinated debt.

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Form No: 96-002.101
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3. SENIOR FUNDED OBLIGATIONS TO EBITDAL RATIO. Lessee shall maintain a ratio of
Senior Funded Obligations to EBITDAL of not greater than 5.25 to 1:00 on March 31, 2001; 5.00 to 1.00 on June 30, 2001; 5.00 to 1.00 on September 30, 2001;
4.00 to 1.00 on December 31, 2001; and 3.75 to 1.00 on March 31, 2002 and
thereafter, tested for the period of the previous four fiscal quarters as of the end of each fiscal quarter. "Senior Funded Obligations" means any current portion of long term debt (as defined by GAAP), Long-Term Debt of Borrower plus discounted present value of the future lease payment stream (using a 7.50% per annum rate), but excluding Subordinated Debt. "Subordinated Debt" means indebtedness and liabilities of Lessee which have been subordinated by written agreement to indebtedness owed by Lessee to Lessor in form and substance acceptable to Lessor. "Long-Term Debt" means any debt of Borrower for borrowed money, including without limitation the loan, bonds, capital leases, notes payable and drafts accepted representing the extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid, having a scheduled maturity date beyond the expiration of Lessee's then current fiscal year, excluding subordinated debt. "EBITDAL" means the sum of net income, interest expense, tax charges, depreciation, amortization, and extraordinary losses, minus extraordinary gains, minus interest income, plus rent/lease expenses.

4. FINANCIAL STATEMENTS. Lessee shall provide financial statements to Lessor as follows:
         a.)      Monthly internal financial statements, as soon as available and in any event within 50 days of each month end.
         b.)      b.) Annual CPA audited fiscal year end financial statements, as soon as available and in any event within 95 days of each fiscal year end.


5. COMPLIANCE Lessee shall, within fifty (50) days of the end of each fiscal quarter, and within ninety five (95) days of each fiscal year end of Lessee, provide Lessor with a certificate (a "Compliance Certificate") representing that Lessee is in full compliance with the foregoing financial covenants and setting forth the calculations used by Lessee to reach its conclusion. The Compliance Certificate shall be signed by Lessee's chief financial officer or, if Lessee does not have a chief financial officer, such other officer or employee of Lessee who performs the duties typically undertaken by a chief financial officer.

         Except as modified hereby, all of the terms, covenants and conditions of the Master Lease shall remain in full force and effect and are in all respects hereby ratified and affirmed.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

LESSOR:                                              LESSEE:


KEYCORP LEASING,                                     CORE MATERIALS CORPORATION
A DIVISION OF KEY CORPORATE CAPITAL INC.
By: /s/ Michael A. Wood                              X /s/ Kevin L. Barnett
    --------------------------------------           ----------------------
Name: Michael A. Wood                                Name:  Kevin L. Barnett
Title: Regional Business Unit Mgr.                   Title:  Vice President, Treasurer and CFO

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Form No. 96-002.101